UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

Foot Locker, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West 34th Street, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-3700

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Foot Locker, Inc. (the “Company”) on May 18, 2016 (the “Original 8-K”). The Original 8-K was filed with the U.S. Securities and Exchange Commission to report the results of the matters submitted to a vote by the Company’s shareholders at the Company’s 2016 Annual Meeting of Shareholders held on May 18, 2016 (the “2016 Annual Meeting”). The sole purpose of this amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to how frequently the Company will conduct future shareholder advisory votes regarding the named executive officers’ compensation.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Consistent with the recommendation of the Company’s Board of Directors, as set forth in the 2016 Proxy Statement and the vote of shareholders at the 2016 Annual Meeting, the Company is confirming that it will include an annual advisory shareholder vote on the compensation of its named executive officers in its proxy materials until the next required frequency vote, which is expected to be held at the Company’s 2022 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.
Date: October 4, 2016	By:	/s/ Sheilagh M. Clarke
		Name: Title:	Sheilagh M. Clarke Senior Vice President, General Counsel and Secretary